EX-99.77Q1(E)


                          LORD ABBETT SECURITIES TRUST

Item 77Q1(e):

AMENDMENT TO INVESTMENT ADVISORY CONTRACTS


An Amended and Restated Expense Reimbursement Agreement dated September 14, 2007 for Micro-Cap Growth Fund, Micro-Cap Value Fund, Large-Cap Value Fund, and Value Opportunities Fund and an Amended and Restated Management Fee Waiver and Expense Reimbursement Agreement dated September 14, 2007 for Alpha Strategy Fund are hereby incorporated by reference to Post- Effective Amendment No. 54 to the Trust's Registration Statement filed on Form N-1A filed with the U.S. Securities and Exchange Commission on September 13, 2007.